Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

August 10, 2012

Monmouth Real Estate Investment Corporation

3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as counsel to Monmouth Real Estate Investment Corporation, a Maryland corporation (the “Company”), in connection with certain matters relating to the registration by the Company of the offering and sale of the following securities of the Company having an aggregate initial offering price of up to $500,000,000 (collectively, the “Securities”): (i) shares of common stock, $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock, $0.01 par value per share (the “Preferred Stock”); (iii) depositary shares (the “Depositary Shares”), each representing a fraction of a share of Preferred Stock; (iv) debt securities (“Debt Securities”); and (v) warrants (“Warrants”) to purchase shares of Common Stock or Preferred Stock, each covered by the Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), as filed with the United States Securities and Exchange Commission (the “Commission”) by the Company under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.          The Registration Statement and the related form of prospectus included therein in the form in which it was filed with the Commission under the 1933 Act;

2.          The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.          The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4.          Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”), relating to, among other matters, the registration and issuance of the Securities and the filing of the Registration Statement, certified as of the date hereof by an officer of the Company;

5.          A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Monmouth Real Estate Investment Corporation

August 10, 2012

6.          A certificate executed by an officer of the Company, dated as of the date hereof; and

7.          Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.          Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.          Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.          Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.          All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.          Upon the issuance of any Securities that are shares of Common Stock (“Common Securities”), including Common Securities that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

6.          Upon the issuance of any Securities that are shares of Preferred Stock (“Preferred Securities”), including Preferred Securities that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

Monmouth Real Estate Investment Corporation

August 10, 2012

7.          Any Securities convertible into or redeemable, exchangeable or exercisable for any other Securities will be duly converted, redeemed, exchanged or exercised in accordance with their terms.

8.          The Depositary Shares will be issued pursuant to one or more Deposit Agreements by and between the Company and one or more depositaries yet to be named (each, a “Deposit Agreement”), the Debt Securities will be issued pursuant to one or more indentures by and between the Company and one or more trustees yet to be named (each, an “Indenture”) and the Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and the warrant agent party thereto. Each Deposit Agreement, Indenture and Warrant Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

9.          The issuance, and all terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws, the Registration Statement, any applicable prospectus supplement and the Resolutions; (a) with respect to any Preferred Securities, Articles Supplementary setting forth the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company will be filed with and accepted for record by the SDAT prior to their issuance; (b) with respect to any Depositary Shares, the Deposit Agreement covering such Depositary Shares will be duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, the specific terms of such Depositary Shares will be duly established in accordance with the applicable Deposit Agreement, the Charter, the Bylaws, the Registration Statement, any applicable prospectus supplement and the Resolutions and such Depositary Shares will be duly executed, authenticated, issued and delivered against payment therefor in accordance with such Deposit Agreement and in the manner contemplated by the Registration Statement and any applicable prospectus supplement, (c) with respect to any Debt Securities, the Indenture covering such Debt Securities will be duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, the specific terms of such Debt Security will be duly established in accordance with the applicable Indenture, the Charter, the Bylaws, the Registration Statement, any applicable prospectus supplement and the Resolutions, and such Debt Securities will be duly executed, authenticated, issued and delivered against payment therefor in accordance with such Indenture and in the manner contemplated by the Registration Statement and any applicable prospectus supplement; and (d) with respect to any Warrants, a Warrant Agreement covering such Warrants will be duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, the specific terms of such Warrants will be duly established in accordance with the applicable Warrant Agreement, the Charter, the Bylaws, the Registration Statement, any applicable prospectus supplement and the Resolutions, and such Warrants will be duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the Registration Statement and any applicable prospectus supplement (the foregoing proceedings with respect to each of the Securities, the “Corporate Proceedings”).

Monmouth Real Estate Investment Corporation

August 10, 2012

10.        Each Debt Security, Indenture, Warrant and Warrant Agreement will be governed by and construed in accordance with the laws of the State of New York.

11.        The applicable Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Indenture Act”), the applicable trustee will be qualified under the Indenture Act, and a Statement of Eligibility of the Trustee on Form T-1 will be properly filed with the Commission.

12.        None of the Securities will be issued, sold or transferred in violation of Section 2 of Article V of the Charter or any comparable provision in the Articles Supplementary creating any class or series of Preferred Stock.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.          The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.          Upon the completion of all Corporate Proceedings relating to the Common Securities, the Common Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

3.          Upon the completion of all Corporate Proceedings relating to the Preferred Securities, the Preferred Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

4.          Upon the completion of all Corporate Proceedings relating to the Securities that are Depositary Shares, the Depositary Shares will be duly authorized for issuance.

Monmouth Real Estate Investment Corporation

August 10, 2012

5.          Upon the completion of all Corporate Proceedings relating to the Debt Securities, the Debt Securities will (a) be duly authorized for issuance and (b) constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.          Upon the completion of all Corporate Proceedings relating to the Warrants, the Warrants will (a) be duly authorized for issuance and (b) constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

In addition to the assumptions and qualifications set forth above, and without limiting the generality of such assumptions and qualifications, the opinion expressed in paragraphs 5(b) and 6(b) above is also subject to the following:

(i)          Enforceability is subject to (a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought and (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

(ii)        We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides and (o) the severability, if invalid, of provisions to the foregoing effect.

Monmouth Real Estate Investment Corporation

August 10, 2012

The foregoing opinion is limited to the laws of the State of Maryland, the laws of the State of New York and the Federal laws of the United States of America and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland or State of New York, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, the State of New York or the United States of America we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP